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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                  ----------

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of Earliest Event Reported):  December 5, 2000
                                                         ----------------


                                 GENUITY INC.
                  ------------------------------------------
              (Exact Name of Registrant as Specified in Charter)

         DELAWARE                       000-30837                74-2864824
         --------                       ---------                ----------
(State or Other Jurisdiction     (Commission File Number)     (I.R.S. Employer
     of Incorporation)                                       Identification No.)


 3 Van de Graaff Drive, Burlington, MA                              01803
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(Address of Principal Executive Offices)                          (Zip Code)


      Registrant's Telephone Number, including Area Code:  (781) 262-4000
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ITEM 9.   REGULATION FD DISCLOSURE

Today, December 5, 2000, Genuity Inc., a Delaware corporation (the "Company"), intends to hold an analyst meeting and issue a press release discussing its operational plan and capital expenditures. At the meeting, Company executives will confirm their comfort with analysts' expectations for the Company's revenue, earnings before interest, taxes, depreciation and amortization (EBITDA), and earnings per share for the fourth quarter of 2000 and for 2001. The Company also intends to discuss its operational plans to reduce capital spending while maintaining revenue, EBITDA and earnings per share expectations for 2000 and 2001.

The Company originally planned to spend $9-11 billion on network capital from 2001-2004. Presently, the plan is to invest $7-9 billion during the same timeframe -- with no loss in revenue. Capital savings have already been realized in 2000 as the Company will spend $1.7-1.8 billion, at the lower end of previous guidance of $1.8-2.0 billion and will continue in 2001 with spending of $2.5 billion instead of the previous guidance of $3.0 billion.

The Company will be holding its analyst meeting at 9:00 am (EST) on December 5, 2000. Individual investors may listen in on the meeting by dialing 212-346-6468 (a toll call) or via the web by going to http://www.corporate-ir.net/ireye/ir_site.zhtml/ticker=genu&script=2100.

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                                 SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     GENUITY INC.

                                     By: /s/ Daniel P. O'Brien
                                         -----------------------------------
                                     Name: Daniel P. O'Brien
                                     Title:  Executive Vice President and
                                             Chief Financial Officer


Date: December 5, 2000

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